UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): March 8, 2023

Amphastar Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36509	33-0702205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11570 6th Street
Rancho Cucamonga, California	91730
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (909) 980-9484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

T
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	AMPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On March 8, 2023, Amphastar Pharmaceuticals, Inc. (together with its subsidiaries, the “Company”) and Nanjing Hanxin Pharmaceutical Technology Co., Ltd. (“Hanxin”) entered into an Amendment to that certain Contract Research Agreement by and between the Company and Hanxin, dated July 5, 2022 (the “Amendment”). Per the terms of the Amendment, Hanxin will perform scale-up manufacturing process development using the Recombinant Human Insulin Research Cell Banks (“RCBs”) for the Company. Per the terms of the Agreement the Company will own any confidential and proprietary information and technology produced during the scale-up manufacturing, which shall include engineering, scientific and practical information and formula, research data design and procedures and others to develop and manufacture the RCBs. Each of the Company and Hanxin have made customary representations, warranties and covenants in the Amendment. The Amendment will remain in full force and effect for the same period as Contract Research Agreement, currently July 5, 2025.

Payments under the Amendment will be made in Chinese yuan. The total cost of the Amendment to the Company shall not exceed approximately $0.5 million, with payments adjusted based on actual currency exchange rates. Any additional work requested by the Company will be charged by Hanxin to the Company on a cost plus basis, plus any applicable taxes. Any additional cost must be provided to Company for approval prior to the work being performed.

The foregoing is a brief description of the material terms of the Amendment, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Amendment that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission for the fiscal quarter ending March 31, 2023, and is incorporated herein by reference.

As previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Dr. Jack Zhang, Chief Executive Officer, President, and Director of the Company, Dr. Mary Luo, Chairman, Chief Operating Officer, and Director of the Company and certain members of their family beneficially own a majority of the equity interest in Hanxin, and the Amendment represents a related party transaction. Accordingly, the independent and disinterested members of the Audit Committee of the Board of Directors of the Company evaluated and approved the entry into the Amendment following their review of applicable considerations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHASTAR PHARMACEUTICALS, INC.
Date: March 10, 2023
	By:	/S/WILLIAM J. PETERS

William J. Peters
Chief Financial Officer, Executive Vice President and Treasurer